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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 6, 2001, on our audits of the consolidated financial statements of iVillage Inc. and Subsidiaries as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ PricewaterhouseCoopers LLP
New York, New York
February 23, 2001